 As filed with the Securities and Exchange Commission on June 12, 1996
                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           ISIS PHARMACEUTICALS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                              --------------------

             DELAWARE                                   33-0336973
- -----------------------------------      --------------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.
  incorporation or organization)

                              --------------------

                               2292 FARADAY AVENUE
                           CARLSBAD, CALIFORNIA 92008

                              --------------------
                    (Address of principal executive offices)

                              --------------------

                             1989 STOCK OPTION PLAN
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                         ------------------------------
                            (Full title of the plans)

                             B. LYNNE PARSHALL, ESQ.
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                           ISIS PHARMACEUTICALS, INC.
                               2292 FARADAY AVENUE
                           CARLSBAD, CALIFORNIA 92008
                                 (619) 931-9200

           -----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                              D. BRADLEY PECK, ESQ.
                     COOLEY GODWARD CASTRO HUDDLESON & TATUM
                              4365 EXECUTIVE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 550-6000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING            AMOUNT OF
      BE REGISTERED             REGISTERED               SHARE (1)                  PRICE (1)             REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)          2,300,000           $11.375 - $19.75              $40,542,838                $13,980

==============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $13.25 for 656,141 shares subject to outstanding options granted under the Registrant's 1989 Stock Option Plan (the "1989 Plan") and (b) $19.375, the average of the high and low sales prices of Registrant's Common Stock on June 7, 1996 as reported on the Nasdaq National Market for shares issuable under the 1989 Plan and the 1992 Non-Employee Directors' Stock Option Plan.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENT ON FORM S-8 NO. 33-42356, NO. 33-51236,
            NO. 33-54840, NO. 33-58450, NO. 33-75150 AND NO. 33-90780

        The contents of Registration Statements on Form S-8 Nos. 33-42356, 33-51236, 33-54840, 33-58450, 33-75150 and 33-90780 filed with the Securities and Exchange Commission on August 23, 1991, August 25, 1992, November 20, 1992, February 16, 1993, February 4, 1994 and March 30, 1995 are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
- ------

 5.1     Opinion of Cooley Godward Castro Huddleson & Tatum

23.1     Consent of Ernst & Young LLP

23.2     Consent of Cooley Godward Castro Huddleson & Tatum is contained in
         Exhibit 5.1 to this Registration Statement

24.1     Power of Attorney is contained on the signature pages.

99.1*    1989 Stock Option Plan, as amended

99.2     1992 Non-Employee Directors' Stock Option Plan, as amended

- ---------------
* Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 31, 1996.

                                      ISIS PHARMACEUTICALS, INC.



                                      By:/s/ B. Lynne Parshall
                                         ---------------------------------------
                                             B. Lynne Parshall
                                             Executive Vice President, Chief
                                             Financial Officer and Secretary
                                             (Principal Financial and Accounting
                                             Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley T. Crooke, Daniel L. Kisner and
B. Lynne Parshall and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                             TITLE                                       DATE

/s/ Stanley T. Crooke                                 Chairman of the Board and Chief             May 31, 1996
- --------------------------------------------          Executive Officer (Principal Executive
Stanley T. Crooke                                     Officer)


/s/ B. Lynne Parshall                                 Executive Vice President, Chief             May 31, 1996
- --------------------------------------------          Financial Officer and Secretary
B. Lynne Parshall                                     (Principal Financial and Accounting
                                                      Officer)

/s/ Daniel L. Kisner                                  President, Chief Operating Officer          May 31, 1996
- --------------------------------------------          and Director
Daniel L. Kisner

                                       2.

/s/ Christopher F.O. Gabrieli                         Director                                    May 31, 1996
- --------------------------------------------
Christopher F.O. Gabrieli


                                                      Director                                    May 31, 1996
- --------------------------------------------
Christoph Hohbach


/s/ Alan C. Mendelson                                 Director                                    May 31, 1996
- --------------------------------------------
Alan C. Mendelson


/s/ William R. Miller                                 Director                                    May 31, 1996
- --------------------------------------------
William R. Miller


/s/ Mark B. Skaletsky                                 Director                                    May 31, 1996
- --------------------------------------------
Mark B. Skaletsky


                                                      Director                                    May 31, 1996
- --------------------------------------------
Larry Soll


/s/ Joseph H. Wender                                  Director                                    May 31, 1996
- --------------------------------------------
Joseph H. Wender

                                       3.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                                         SEQUENTIAL PAGE NUMBER
- ------                            -----------                                         ----------------------
 5.1      Opinion of Cooley Godward Castro Huddleson & Tatum                                      7

23.1      Consent of Ernst & Young LLP                                                            8

23.2      Consent of Cooley Godward Castro Huddleson & Tatum is contained in
          Exhibit 5.1 to this Registration Statement                                              7

24.1      Power of Attorney is contained on the signature pages                                   3

99.1*     1989 Stock Option Plan, as amended                                                      --

99.2*     1992 Non-Employee Directors' Stock Option Plan, as amended                              9

- ---------------

* Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.